Exhibit 99.1

Datacentrex Reports 48% Quarter-Over-Quarter Gross Profit Growth; Revenue Up 27%

●	Revenue grew to $4.5 Million from inception to September 30, 2025

●	Revenue grew 27% Quarter-Over-Quarter

●	Digital Asset Mining Infrastructure More Than Doubled Quarter-Over-Quarter

CARSON CITY, Nev., Dec. 23, 2025 (GLOBE NEWSWIRE) -- Datacentrex, Inc. (“Datacentrex” or the “Company”) (Nasdaq: DTCX), a diversified technology-driven enterprise, today reported the unaudited results of operations for its recently acquired wholly-owned subsidiary Dogehash Technologies, Inc. highlighted by a 48% third quarter-over-second quarter 2025 increase in gross profit to $1,450,986 from $977,066 for the three-month period ending September 30, 2025. This increase in gross profit was driven by expanded digital asset mining capacity combined with favorable spot prices of Dogecoin during the quarter.

Third Quarter 2025 Highlights (unaudited)

●	Gross profit increased 48% quarter-over-quarter to $1.45 million

●	Revenue grew 27% quarter-over-quarter to $2.45 million

●	Active digital asset mining capacity more than doubled to approximately 3,100 miners

●	Cash and digital assets holdings of the Company exceeded $47.5 million as of September 30, 2025

“During the third quarter, we successfully executed a significant expansion of our mining footprint, increasing our online mining footprint from approximately 1,500 to more than 3,100 at quarter end,” said Parker Scott, Chief Executive Oicer of Datacentrex. “This disciplined deployment of additional capacity translated directly into meaningful gross profit growth. As we continue to optimize our infrastructure and power economics, we believe we are well positioned to drive sustainable shareholder value.”

Revenues grew 27% quarter-over-quarter to $2,449,482 from $1,928,588 for the three-month period ended September 30, 2025. The increase was primarily driven by higher digital asset production resulting from the expanded mining fleet.

The company currently operates approximately 3,100 Scrypt ASIC miners across four diversified data centers in North America. An additional 1,000 ASIC miners are on order and expected to be deployed in the first half of 2026, which would expand the Company’s mining fleet to more than 4,100 miners.

Datacentrex ended the quarter with a strong balance sheet, including more than $44 million in cash and over $3.5 million in digital assets, providing significant financial flexibility to support continued operational growth and strategic initiatives.

The Company expects continued growth in digital asset production through 2026, supported by energy-eicient hardware, low-cost power sourcing, and a scalable infrastructure footprint.

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About Datacentrex, Inc.

Datacentrex, Inc. is a diversified technology-driven enterprise operating a digital asset mining business and transitioning to potential high-growth sectors including digital-asset infrastructure, data-center operations and quantum-computing-adjacent technologies. Datacentrex, Inc. intends to pursue selective investments, partnerships, and acquisitions to drive innovation and value creation. All information herein is unaudited, subject to routine year-end adjustment.

Forward-Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding Datacentrex’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, Datacentrex’s ability to successfully achieve its strategic initiatives, including its expectation that it will be able to secure additional miners; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to business relationships resulting from the completion of the merger; risks related to the inability of Datacentrex to successfully operate as a combined business; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; competition in Datacentrex’s markets; risks associated with Datacentrex’s investment strategy, including digital asset market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to digital assets and regulatory developments affecting digital assets; and volatility of Datacentrex’s stock price.

Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. The risks and uncertainties that Datacentrex has described are not the only ones Datacentrex faces. Additional risks and uncertainties not presently known to Datacentrex or that Datacentrex currently deems immaterial may also affect Datacentrex’s operations. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Datacentrex’s control) and assumptions that could cause actual results to differ materially from historical experience. Actual results may differ materially from those in the forward-looking statements and the trading price for Datacentrex’s common stock may fluctuate significantly Except as required by law, Datacentrex undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Datacentrex Investor Relations ir@datacentrex.com

800-403-6150

Media Contact

Jessica Starman

media@datacentrex.com

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